SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2026

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	IQST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 5.02 Compensatory Arrangements of Certain Officers.

On July 7, 2026, the Board of Directors of iQSTEL Inc. (the “Company”) approved certain amendments (the “Amendments”) to the Employment Agreements of Leandro Jose Iglesias, Chief Executive Officer, and Álvaro Quintana Cardona, Chief Financial Officer.

The Amendments include both cash and equity compensation changes, as summarized below:

Cash Compensation Changes (Effective Immediately)

  Base Salary Increase – Leandro Jose Iglesias: Mr. Iglesias’ monthly base salary was increased from $31,000 to $37,800, effective immediately. This increase incorporates the previously approved monthly relocation allowance of $6,800 related to his relocation to Cyprus.
  Two-Month Cash Performance Bonus – Leandro Jose Iglesias: The Board approved a two-month cash performance bonus for Mr. Iglesias in recognition of relocation expenses incurred in connection with his move to Cyprus. The amount and payment terms are governed by the terms of his existing Employment Agreement.
  Annual Bonus Payment Timing Flexibility: The Employment Agreements of both Mr. Iglesias and Mr. Quintana Cardona were amended to provide that any annual performance bonus may be paid at any time beginning fifteen (15) days following the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission.

Equity Compensation Changes (Subject to Shareholder Approval)

The Board also approved material amendments to the equity compensation provisions of both Employment Agreements. These changes are subject to and will only become effective upon receipt of stockholder approval under Nasdaq Listing Rule 5635(c).

  Replacement of Annual Equity Incentive: The existing annual equity incentive provisions (up to 1,000,000 shares of Common Stock for Mr. Iglesias and up to 800,000 shares of Common Stock for Mr. Quintana Cardona) were replaced with an annual equity performance incentive of up to 50,000 Series B Preferred Shares per year for each executive.
  FY-2025 Equity Grants: Subject to stockholder approval, the Board approved the following grants for Fiscal Year 2025:
  Leandro Jose Iglesias: 20,000 Series B Preferred Shares
  Álvaro Quintana Cardona: 14,000 Series B Preferred Shares

The Company intends to seek stockholder approval of the equity-related amendments and grants through the filing of a Schedule 14C Information Statement. No shares of Series B Preferred Stock will be issued, and the equity amendments will not become effective, unless and until such stockholder approval is obtained.

The foregoing descriptions of the Amendments are qualified in their entirety by reference to the full text of the Amendments, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026, or as otherwise required.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date: July 10, 2026

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